[LETTERHEAD OF MOSS-ADAMS LLP APPEARS HERE]


                                                          EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders
Carver Corporation


We consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration No. 33-65005, 33-70902, 33-50076, 33-31344, 33-23168, 33-
23167 and 33-04273) of our reports on the financial statements and supplementary schedules dated February 15, 1996, which appear in the December 31, 1995 annual report on Form 10-K of Carver Corporation, and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ Moss Adams LLP

Seattle, Washington
February 15, 1996